UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 3, 2007

Palace Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4503577
(State of incorporation)	(I.R.S. Employer Identification No.)

4590 MacArthur Boulevard, Suite 400
Newport Beach, California 92660	(949) 797-9700
(Address of Principal Executive Offices, including Zip Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 230.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

On October 2, 2007, Palace Entertainment Holdings, Inc. (the “Company”) entered into a Consent and Third Amendment to Credit Agreement (“Third Amendment”) with General Electric Capital Corporation (“GECC”) as agent and lender pursuant to the Company’s existing revolving credit facility, whereby (i) GECC consented to the change of control arising from the sale, on October 3, 2007, of all of the issued and outstanding stock of the Company (the “Transaction”) by Palace Holdings Group, LLC (“Holdings”) to Centaur Holdings United States, Inc. (the “Purchaser”), pursuant to that certain Stock Purchase and Contribution Agreement dated as of July 31, 2007 (the “Stock Purchase Agreement”) and (ii) the Company and GECC amended certain terms of the Company’s existing revolving credit facility.  Under the terms of the Third Amendment, the Company and GECC, among other things, amended certain covenants and related definitions, including the definitions of “EBITDA,” “Restricted Payment,” “Sponsor” and “Stated Maturity Date”, and other material terms of the existing credit facility.  The aggregate lender commitments under the Credit Agreement have not been amended.

The foregoing summary of the material provisions of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to all provisions of the Third Amendment, a copy of which is attached hereto as Exhibit 1.

Section 2– Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Pursuant to the Stock Purchase Agreement, on October 3, 2007, Holdings, which is primarily owned by MidOcean Partners, LP (“MidOcean”), a New York and London based private equity firm, closed the Transaction with the Purchaser, an affiliate of Parques Reunidos, S.A.U., which is primarily controlled and indirectly majority-owned by funds managed or advised by Candover Partners Limited, a United Kingdom based private equity firm.

The Company currently has outstanding $150,000,000 of 10 7/8% Senior Notes, Series B, due April 12, 2014 (the “Notes”), which are fully and unconditionally guaranteed by the Company’s subsidiaries.   Under the terms of the indenture governing the Notes, the Transaction constitutes a “change of control” requiring the Company, within 30 days after the closing of the Transaction, to offer to repurchase the Notes from the holders thereof (“Senior Noteholders”) at a purchase price equal to 101% of the outstanding principal amount of the Notes, together with all accrued but unpaid interest up to but not including the date of repurchase.

The Company intends to promptly notify the Senior Noteholders of their rights to have the Company repurchase their Notes.  Senior Noteholders will have 30 days from the date of such notice to accept the offer to repurchase their Notes.  The Company anticipates that all Senior Noteholders electing to have their Notes repurchased in connection with such change of control will be paid on their Notes with an effective date of November 2, 2007.

If all Senior Noteholders accept the change of control purchase offer, the Company will be obligated to repurchase the Notes for an aggregate of approximately $152,000,000.00.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On October 3, 2007, Holdings consummated the Transaction for an aggregate purchase price of approximately $330 million, plus cash and less the amount of the Company’s outstanding indebtedness as of July 31, 2007 (see Form 8-K, dated August 23, 2007).

As a result of the Transaction, the Purchaser owns 100% of the voting securities of the Company.

To finance the payment of the purchase price, the Purchaser has obtained financing through Royal Bank of Scotland.

In connection with the closing of the Transaction, MidOcean caused the Purchaser’s nominees to be appointed as the only directors of the Company (see Items 5.02(b) and (d) below). There are no other arrangements or understandings between MidOcean and the Purchaser with respect to election of directors or any other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)   In connection with the Transaction, the Company terminated the employment of Alexander Weber, Jr., as the Chief Executive Officer of the Company and its wholly-owned subsidiary, Festival Fun Parks, LLC (see Item 5.02(e) below), and Mr. Weber resigned from all other officer and director positions he held with the Company and its subsidiaries effective immediately upon the closing of the Transaction.  Each of the following individuals also resigned as a director of the Company effective immediately upon the closing of the Transaction: Tyler Zachem, Timothy Billings, Jerry Goldberg and Larry Cochran.

(c)   As described above, Mr. Weber’s employment as the Chief Executive Officer of the Company was terminated in connection with the Transaction.

(d)   In connection with the Transaction, each of the following individuals was appointed to serve as a director of the Company effective immediately upon the closing of the Transaction: Richard T. Golding (Chairman), Pedro Cortes and Cynthia P. Kellogg.

The Company has not yet appointed a new Chief Executive Officer.

The Company anticipates that when it appoints an individual to be the new Chief Executive Officer, that person will also be appointed to the Board of Directors.  The Company is also in the process of identifying a suitable independent director to appoint to the Board of Directors.

(e)   Pursuant to the terms of his Employment Agreement, the Company has exercised its option to terminate the employment of Mr. Weber without cause.  The Company has reached agreement with Mr. Weber on an Amendment to his Employment Agreement (the “Employment Agreement Amendment”) relating to payment of his severance and separation from the Company.  Pursuant to the terms of the Employment Agreement Amendment, which became effective only upon the closing of the Transaction, Mr. Weber will receive the 12 months of severance required by his Employment Agreement in three installments: 25% on or before October 15, 2007, 37.5% on April 1, 2008 and 37.5% on July 1, 2008.  The Company and Mr. Weber have also reached agreement with respect to the pro-rated bonus payment required by Mr. Weber’s Employment Agreement.  The Employment Agreement Amendment also amends certain provisions of Mr. Weber’s Employment Agreement relating to Mr. Weber’s ability to be affiliated with a competitive business through July 1, 2008.  The Employment Agreement Amendment also contains a general release of all claims by Mr. Weber in favor of the Company, as well as Holdings, the Company’s subsidiaries and affiliated entities.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits

1.     Consent and Third Amendment to Credit Agreement dated as of October 2, 2007, by and among the Company, Festival Fun Parks, LLC and the other Borrowers signatory thereto, the other Credit Parties signatory thereto, and General Electric Capital Corporation, as a Lender and as Agent for the Lenders.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

(Safe-Harbor Statement Under the Private Securities Litigation Reform Act of 1995)

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations or any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements include, but are not limited to, statements generally preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” “project,” “targets,” “likely,” “would,” “could” or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, strategies, contingencies, financing plans, working capital needs, sources of liquidity, capital expenditures, amounts and timing of expenditures and contemplated transactions.

Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our water parks and family entertainment centers, expected pricing levels, the timing and cost of planned capital expenditures, the estimated operational costs for each of our water parks and family entertainment centers, expected outcomes of pending litigation, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors may relate to, among other things:

•      adverse weather conditions and other natural phenomena;

•      seasonal operations of water parks;

•      risk of in-park accidents and health risks;

•      changes in consumer preferences;

•      reductions in consumer disposable income;

•      our ability to compete successfully with other amusement parks and other entertainment providers;

•      governmental and environmental requirements and changes in those requirements;

•      increases in general liability and workers compensation claims;

•      discontinuation of our leases pursuant to termination or default provisions;

•      acquisition and retention of key personnel;

•      our level of indebtedness; and

•      restrictions contained in our debt agreements.

You should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements which, as a result, may adversely affect the value of, and our ability to make payments on, our 10 7/8% Senior Notes, Series B, due April 12, 2014. Given such risks and uncertainties, we urge you to read this report completely with the understanding that actual future results may be materially different from what we plan or expect.  The Company will not update any forward-looking information to reflect actual results or changes in the factors affecting the forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALACE ENTERTAINMENT HOLDINGS, INC.

/s/ Todd R. Wulffson
By: Todd R. Wulffson
Its: General Counsel and Secretary

Dated: October 3, 2007